ABS Informational and Computational Materials

First Horizon ABS Trust 2006-HE2
$355,000,000 (Approximate) Class A Notes First Tennessee Bank National Association (Sponsor, Seller and Master Servicer) First Horizon Asset Securities, Inc. (Depositor) (Guarantor)

FTN Financial

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

STATEMENT REGARDING
FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-132046. Before you invest, you should read the prospectus in that registration statement (which prospectus is referenced in Exhibit A hereto) and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering.You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1081915/000095011706001810/0000950117-06-001810-index.htm. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-456-5460, extension 4712.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the related free writing prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial
FHABS Home Equity Loan Trust 2006-HE2

To 10% Optional Termination (1)
Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (2)	Expected Ratings (S&P/Moody’s)

A	355,000,000	Flt-PT	1m LIBOR	2.19	12/06-03/12	03/2012	10/2026	AAA/Aaa

To Maturity
Class	Approx. Size	Type	Tsy. BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (2)	Expected Ratings (S&P/Moody’s)

A	355,000,000	Flt-PT	1m LIBOR	2.32	12/06-12/15	12/2015	10/2026	AAA/Aaa

Prepayment Rate / Draw Rate

HELOCs 40% CPR / 10% CDR

(1)	The Servicer may exercise its right to purchase the mortgage loans on any Payment Date on or after the first Payment Date on which the principal balance of the Class A Notes declines to 10% or less of the principal balance of the Class A Notes as of the Closing Date.

(2)	The Stated Final Maturity Date with respect to the Class A Notes is the date on which the Insurer guarantees payment equal to the aggregate outstanding Class A Note principal balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Weighted Average Life1 and Maturity
Sensitivity of the Class A Notes to Payments and Draws

Class A

(Assumes 10.0% Optional Termination)

Prepayment Speeds (expressed as %CPR for HELOCs)

	PERCENT (%) CPR
	20%		30%		40%		45%		50%
Consumer Draw Rate	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window
0%	3.84	12/06-05/16	2.49	12/06-02/13	1.76	12/06-04/11	1.52	12/06-09/10	1.32	12/06-03/10
5%	4.41	12/06-09/16	2.82	12/06-09/13	1.95	12/06-09/11	1.66	12/06-01/11	1.42	12/06-06/10
10%	5.06	12/06-09/16	3.22	12/06-02/14	2.19	12/06-03/12	1.84	12/06-06/11	1.55	12/06-10/10
20%	6.89	03/07-04/16	4.30	12/06-09/14	2.83	12/06-02/13	2.32	12/06-04/12	1.92	12/06-07/11
30%	5.90	03/07-03/14	6.04	03/07-09/14	3.84	12/06-09/13	3.09	12/05-02/13	2.50	12/06-06/12

(1)
The weighted average life of the Class A Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Note Principal Balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Weighted Average Life1 and Maturity
Sensitivity of the Class A Notes to Payments and Draws (continued)

Class A

(Assumes No Optional Termination)

Prepayment Speeds (expressed as %CPR for HELOCs)

	PERCENT (%) CPR
	20%		30%		40%		45%		50%
Consumer Draw Rate	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window	WAL	Payment Window
0%	4.10	12/06-12/23	2.70	12/06-04/20	1.92	12/06-12/16	1.65	12/06-08/15	1.43	12/06-06/14
5%	4.57	12/06-09/20	2.99	12/06-05/18	2.10	12/06-05/16	1.79	12/06-06/15	1.54	12/06-07/14
10%	5.17	12/06-01/19	3.35	12/06-04/17	2.32	12/06-12/15	1.96	12/06-04/15	1.68	12/06-07/14
20%	6.93	03/07-01/17	4.36	12/06-01/16	2.92	12/06-03/15	2.42	12/06-10/14	2.03	12/06-05/14
30%	5.92	03/07-08/14	6.06	03/07-03/15	3.88	12/06-08/14	3.15	12/06-05/14	2.58	12/06-02/14

(1)
The weighted average life of the Class A Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Class A Note Principal Balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Trust:	First Horizon ABS Trust 2006-HE2

Depositor:	First Horizon Asset Securities, Inc.

Seller and Servicer:	First Tennessee Bank National Association

Indenture Trustee:	The Bank of New York

Owner Trustee:	Wilmington Trust Company

Surety Provider:	Financial Security Assurance Inc. (“FSA” or the “Insurer”)

Note Ratings:	S&P and Moody’s

Sole Manager:	FTN Financial

Expected Pricing Date:	The week of November 13, 2006

Expected Closing Date:	On or about November 21, 2006

Payment Date:	25th of each month, or the next succeeding Business Day (First Payment Date: December 26, 2006)

Cut-Off Date:	November 1, 2006

Delay Days:	0 days

Day Count:	Actual/360

Interest Accrual:	Accrues from the last Payment Date (or the Closing Date in the case of the first Payment Date) through the day preceding the current Payment Date.

Class A Note Rate:	The lesser of (x) 1 Month LIBOR + __% (the “Class A Formula Rate”), (y) the Available Funds Rate, and (z) 18.00%.

Due Period:	The calendar month immediately preceding the month in which the current Payment Date occurs.

Credit Enhancement:	Excess spread. Approximate excess spread at issue is [2.79%]

1.45% overcollateralization target.

FSA will unconditionally guarantee timely payments of interest on the Class A Notes and payments of principal as described below (“Guaranteed Principal Distribution Amount”).

Optional Termination:
The Servicer may exercise its right to purchase the mortgage loans on any Payment Date on or after which the principal balance of the Class A Notes declines to 10% or less of the principal balance of the Class A Notes as of the Closing Date.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Termination of Trust:
The Trust shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing on the Class A Notes and to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last mortgage loan remaining in the Trust; (ii) the optional purchase by the Servicer of the mortgage loans as described above and (iii) the Payment Date in October 2026.

Clearing:	DTC

Denomination:	Minimum $25,000; increments of $1,000.

SMMEA Eligibility:	The Class A Notes will not be SMMEA eligible.

ERISA Eligibility:	The Class A Notes are expected to be ERISA eligible.

Tax Structure:	Debt for Federal income tax purposes.

Servicing Advances:	All reasonable and customary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of

(i) the preservation, restoration and protection of the mortgaged property,

(ii) any enforcement or judicial proceedings, including foreclosures,

(iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and

(iv) compliance with various other obligations as specified in the Sale and Servicing Agreement.

The Servicer will not advance delinquent payments of principal and interest.

Interest Distributions:	Interest collections (net of the servicing fee and the indenture trustee fee) allocable to the Class A Notes will be distributed in the following priority:

(1) to pay the Insurer premium;

(2) to pay accrued and overdue accrued interest on the Class A Notes at the Class A Note Rate;

(3) to cover any Investor Charge-Off Amounts;

(4) to reimburse the Insurer for prior draws made from the Policy;

(5) to build overcollateralization up to the required level;

(6) as payment for any other amounts owed to the Insurer;

(7) to pay the Class A LIBOR Interest Carryover; and

(8) to pay the remainder to the owner of the transferor interest.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Available Funds Rate:
The Available Funds Rate for any Payment Date is equal to the product of (i) the average of the mortgage loan rates (adjusted to an actual/360 basis), minus the servicing fee rate (adjusted to an actual/360 basis), the rate at which the indenture trustee’s fees are calculated, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related principal balance of each mortgage loan at the beginning of the related Due Period, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous Payment Date and the denominator of which is the Class A Note principal balance after taking into account all payments of principal on such previous Payment Date.

Distributable Excess Spread:
The interest collections on the mortgage loans that are allocated to the Class A Notes are expected to exceed the amount of interest due and payable on the Class A Notes. Beginning in March 2007, a portion of this excess will be applied as payments of principal on the Class A Notes. This will result in a limited acceleration of principal payments on the Class A Notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the Class A Notes (the amount of such overcollateralization, the “overcollateralization amount”). Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

Overcollateralization Release:
Beginning with the Payment Date in June 2009, the overcollateralization amount is allowed to step down subject to delinquency, cumulative loss, and excess spread tests, and subject to the current pool principal balance being equal to or less than 50% of the pool principal balance as of the cutoff date. If these tests are satisfied, the overcollateralization requirement after the Payment Date in May 2009 will equal the sum of (i) the greater of: (A) 2.90% of the current pool principal balance; and (B) 0.50% of the Cut-Off Date pool principal balance, and (ii) the aggregate principal balance of the mortgage loans that are 180 or more days delinquent , in foreclosure, REO property or in bankruptcy.

At any time the excess of the overcollateralization amount over the required overcollateralization amount (such excess, the “excess overcollateralization amount”) will reduce the amount of principal collections distributed on a Payment Date and will be released from the trust.

Revolving Period:	Begins on the first Payment Date and ends on the earlier of the Payment Date in November 2011 or the occurrence of a Rapid Amortization Event.

Rapid Amortization Period:	Begins on the earlier of Payment Date in December 2011 or the occurrence of a Rapid Amortization Event.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Principal Collections Distributed to Noteholders:
On each Payment Date during the Revolving Period, holders of the Class A Notes will receive aggregate principal collections on the mortgage loans during the related Due Period less aggregate draws on such mortgage loans during such period.

On each Payment Date during the Rapid Amortization Period, holders of the Class A Notes will receive 100% of the principal collections on the mortgage loans during the related Due Period until the Class A Notes are paid in full.

Guaranteed Principal Distribution Amount:
With respect to any Payment Date other than the Payment Date in October 2026, FSA will guarantee a payment equal to the amount, if any, by which the Class A Note principal balance (after giving effect to the payment of principal on such Payment Date) exceeds the Invested Amount for that Payment Date. With respect to the Payment Date in October 2026, FSA will guarantee a payment equal to the outstanding Class A Note principal balance (after giving effect to the payment of principal on such Payment Date).

Invested Amount:
With respect to any Payment Date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts paid on the Class A Notes (before taking into account Overcollateralization Reduction Amounts) up to and including the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such Payment Date. The Invested Amount on the Closing Date will be approximately $355,064,595.

Investor Principal Distributions Amount:
For each Payment Date through the Payment Date in November 2011, unless a Rapid Amortization Event has occurred and is continuing, is equal to all principal collections received during the related Due Period minus the amount of all additional balances drawn under the mortgage loans during the related Due Period (but not less than zero); and on each Payment Date after the Payment Date in November 2011 or if a Rapid Amortization Event has previously occurred and is continuing, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the Overcollateralization Reduction Amount.

Overcollateralization Reduction Amount:
The lesser of the excess overcollateralization amount for such Payment Date and the Investor Principal Distribution Amount for such Payment Date (before taking into account the Overcollateralization Reduction Amount).

Investor Charge-Off Amount:	The Floating Allocation Percentage of the amount of the principal balance that has been written down.

Floating Allocation Percentage:
With respect to any Payment Date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous Payment Date (or the Closing Date, in the case of the first Payment Date) and a denominator equal to the Pool Balance at the beginning of the Due Period related to the current Payment Date (or as of the Cut-Off Date, in the case of the first Payment Date).

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Preliminary Summary of Terms
Rapid Amortization Event:
(i) Class A interest collections or principal collections for any Payment Date are not enough to make any payment of principal or interest in each case that is due on the Class A Notes, and such failure continues for a period of five Business Days;

(ii) the occurrence of certain events of insolvency by any of the Trust, the Depositor, or the Servicer;

(iii) the Trust becomes subject to the Investment Company Act of 1940;

(iv) failure on the part of the Trust, the Depositor, the Seller or the Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement or the Indenture;

(v) draws under the policy exceeding 1.00% of the Cut-Off Date principal balance.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial
Loss, Delinquency and Foreclosure Experience of the Servicer’s Portfolio of HELOCs

	As of 9-30-2006		As of 12-31-2005
	Principal	Percentage	Principal	Percentage
	Balance		Balance
Portfolio	$6,696,013,956		$7,233,808,626
Delinquency
Percentage
30-59 days	$32,570,207	0.49%	$29,481,861	0.41%
60-89 days	$9,963,411	0.15%	$7,592,424	0.10%
90-119 days	$7,804,587	0.12%	$5,405,205	0.07%
120 plus	$11,077,401	0.17%	$11,814,500	0.16%

Total Delinquency	$61,415,606	0.92%	$54,293,990	0.75%

Gross Charge-offs	$17,834,093		$13,349,480
Recoveries	$3,014,436		$2,376,781
Net Charge-offs	$14,819,657		$10,972,699

	As of 12-31-2004		As of 12-31-2003
	Principal	Percentage	Principal	Percentage
	Balance		Balance
Portfolio	$7,237,310,459		$3,805,383,938
Delinquency
Percentage
30-59 days	$13,518,508	0.19%	$9,859,124	0.26%
60-89 days	$4,431,933	0.06%	$3,123,960	0.08%
90-119 days	$2,879,203	0.04%	$1,922,789	0.05%
120 plus	$5,618,546	0.08%	$3,141,828	0.08%

Total Delinquency	$26,448,189	0.37%	$18,047,701	0.47%

Gross Charge-offs	$11,048,507		$12,785,048
Recoveries	$1,635,663		$1,236,360
Net Charge-offs	$9,412,844		$11,548,688

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Summary

		Range
Total Number of Loans	7,946
Total Outstanding Loan Balance	$355,064,595	$930 to $880,050
Aggregate Credit Limit	$600,961,373	$4,550 to $1,000,000
Average Loan Balance	$44,685
Average Credit Limit	$75,631
Average Credit Limit Utilization Rate	59.08%	0.40% to 100.89%
Current WA Coupon	8.870%	8.110% to 12.750%
WA Margin	0.620%	-0.140% to 4.500%
WA Maximum Rate	20.991%	18.000% to 25.000%
WA Seasoning (months)	14	1 to 39
WA Remaining Term (months)	226	201 to 239
WA Remaining Draw Term (months)	75	21 to 119
WA CLTV	81.94%	9.90% to 100.00%
WA Current FICO	734	601 to 828
Lien Position (% first / % junior)	3.45% /96.55%
Top 5 States	CA 21.53%
	WA 7.72%
	VA 6.16%
	MD 5.73%
	AZ 4.56%

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Loan Program
Loan Program	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
5/15	4,467	$181,168,275.50	51.02%	$40,557.04	8.988%	0.74%	225	15	83.25%	733
10/10	3,479	173,896,319.90	48.98	49,984.57	8.747	0.50	227	13	80.57	735
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Current Principal Balance
Current Principal Balance ($)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
<= $20,000	2,785	$30,546,048.34	8.60%	$10,968.06	9.172%	0.92%	225	15	84.69%	739
$20,001 - $40,000	2,292	66,386,216.69	18.70	28,964.32	9.139	0.89	225	15	86.34	733
$40,001 - $60,000	1,220	59,818,943.28	16.85	49,031.92	9.026	0.78	225	15	84.39	734
$60,001 - $80,000	571	39,396,633.89	11.10	68,995.86	8.923	0.67	226	14	83.41	731
$80,001 - $100,000	377	34,417,361.76	9.69	91,292.74	8.780	0.53	226	14	79.03	731
$100,001 - $125,000	214	24,328,418.45	6.85	113,684.20	8.806	0.56	226	14	81.61	731
$125,001 - $150,000	147	20,251,077.27	5.70	137,762.43	8.612	0.36	228	12	79.47	742
$150,001 - $175,000	79	12,821,024.34	3.61	162,291.45	8.469	0.22	226	14	77.47	738
$175,001 - $200,000	84	15,774,743.01	4.44	187,794.56	8.691	0.44	226	14	78.14	731
$200,001 - $225,000	49	10,325,414.29	2.91	210,722.74	8.515	0.26	229	11	78.63	740
$225,001 - $250,000	51	12,309,095.17	3.47	241,354.81	8.372	0.12	228	12	76.44	733
$250,001 - $275,000	10	2,591,024.00	0.73	259,102.40	8.743	0.49	233	7	85.58	716
$275,001 - $300,000	14	4,059,813.00	1.14	289,986.64	8.542	0.29	227	13	79.71	729
$300,001 - $400,000	33	11,636,455.32	3.28	352,619.86	8.396	0.15	230	10	77.94	735
$400,001 - $500,000	15	6,943,045.31	1.96	462,869.69	8.499	0.25	229	11	66.52	729
$600,001 - $700,000	4	2,579,231.69	0.73	644,807.92	8.464	0.21	224	16	60.49	759
$800,001 - $900,000	1	880,049.59	0.25	880,049.59	8.600	0.35	226	14	87.50	741
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Credit Limits
($) Credit Limit	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
<= $20,000	829	$8,753,741.49	2.47%	$10,559.40	9.579%	1.33%	225	15	88.13%	717
$20,001 - $40,000	2,210	46,900,650.90	13.21	21,222.01	9.358	1.11	225	15	89.19	727
$40,001 - $60,000	1,677	54,407,576.36	15.32	32,443.40	9.099	0.85	225	15	85.82	733
$60,001 - $80,000	877	38,222,152.83	10.76	43,582.84	9.053	0.80	226	14	85.80	733
$80,001 - $100,000	810	44,245,281.38	12.46	54,623.80	8.819	0.57	225	15	79.48	731
$100,001 - $125,000	353	24,036,630.99	6.77	68,092.44	8.788	0.54	226	14	81.39	728
$125,001 - $150,000	347	25,817,045.76	7.27	74,400.71	8.683	0.43	226	14	80.59	743
$150,001 - $175,000	138	11,823,476.70	3.33	85,677.37	8.603	0.35	227	13	82.44	741
$175,001 - $200,000	211	23,264,439.41	6.55	110,258.01	8.619	0.37	226	14	77.88	735
$200,001 - $225,000	77	9,211,701.27	2.59	119,632.48	8.582	0.33	227	13	82.27	745
$225,001 - $250,000	225	27,741,457.57	7.81	123,295.37	8.409	0.16	227	13	74.39	742
$250,001 - $275,000	16	2,778,677.06	0.78	173,667.32	8.845	0.59	230	10	87.08	725
$275,001 - $300,000	39	6,326,689.72	1.78	162,222.81	8.544	0.29	227	13	77.11	731
$300,001 - $400,000	80	14,698,026.56	4.14	183,725.33	8.462	0.21	229	11	78.68	738
$400,001 - $500,000	43	12,549,637.37	3.53	291,852.03	8.445	0.19	228	12	68.08	739
$500,001 - $600,000	4	484,344.75	0.14	121,086.19	8.331	0.08	231	9	68.15	764
$600,001 - $700,000	4	1,417,393.10	0.40	354,348.28	8.412	0.16	225	15	61.68	757
$700,001 - $800,000	2	715,586.87	0.20	357,793.44	8.269	0.02	226	14	62.11	743
$800,001 - $900,000	1	880,049.59	0.25	880,049.59	8.600	0.35	226	14	87.50	741
$900,001- $1,000,000	3	790,035.72	0.22	263,345.24	8.661	0.41	219	21	58.65	766
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Credit Limit Utilization Rates
Utilization Rates (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
<= 10.00	486	$3,423,764.70	0.96%	$7,044.78	8.644%	0.39%	224	16	77.58%	761
10.00 to 19.99	598	8,394,893.66	2.36	14,038.28	8.705	0.45	225	15	79.04	756
20.00 to 29.99	532	10,056,321.40	2.83	18,902.86	8.752	0.50	226	14	77.10	747
30.00 to 39.99	551	15,307,961.98	4.31	27,782.15	8.712	0.46	225	15	79.11	750
40.00 to 49.99	581	20,933,594.33	5.90	36,030.28	8.694	0.44	226	14	78.79	749
50.00 to 59.99	577	23,595,828.04	6.65	40,893.98	8.757	0.51	225	15	79.09	745
60.00 to 69.99	593	27,800,939.11	7.83	46,881.85	8.693	0.44	226	14	79.04	743
70.00 to 79.99	639	33,164,022.91	9.34	51,899.88	8.716	0.47	226	14	80.23	740
80.00 to 89.99	691	40,031,609.56	11.27	57,932.86	8.792	0.54	226	14	80.61	737
90.00 to 99.99	2,372	147,569,608.79	41.56	62,213.16	9.054	0.80	226	14	84.44	722
100.00 to 101.99	326	24,786,050.92	6.98	76,030.83	8.786	0.54	232	8	85.45	732
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

HELOC Rates
Gross Coupon (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
8.001 to 8.500	3,797	$206,393,288.72	58.13%	$54,356.94	8.288%	0.04%	228	12	76.51%	742
8.501 to 9.000	757	35,608,220.61	10.03	47,038.60	8.790	0.54	228	12	82.15	732
9.001 to 9.500	1,201	38,461,613.70	10.83	32,024.66	9.340	1.09	224	16	87.56	726
9.501 to 10.000	804	27,318,275.90	7.69	33,977.96	9.813	1.56	223	17	89.41	724
10.001 to 10.500	1,004	34,938,708.72	9.84	34,799.51	10.302	2.05	221	19	96.83	720
10.501 to 11.000	219	7,126,819.38	2.01	32,542.55	10.878	2.63	221	19	96.44	688
11.001 to 11.500	71	2,580,822.59	0.73	36,349.61	11.248	3.00	221	19	95.30	689
11.501 to 12.000	53	1,531,419.63	0.43	28,894.71	11.863	3.61	220	20	95.09	690
12.001 to 12.500	38	1,049,406.52	0.30	27,615.96	12.313	4.06	221	19	96.32	678
12.501 to 13.000	2	56,019.63	0.02	28,009.82	12.721	4.47	217	23	65.20	742
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

HELOC Margins
Gross Margin (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
(0.499) to 0.000	3,005	$161,662,643.34	45.53%	$53,797.88	8.242%	-0.01%	228	12	76.43%	744
0.001 to 0.500	1,224	66,797,110.14	18.81	54,572.80	8.531	0.28	226	14	77.79	734
0.501 to 1.000	1,066	34,532,329.61	9.73	32,394.31	9.126	0.88	226	14	86.45	730
1.001 to 1.500	969	34,071,860.00	9.60	35,161.88	9.594	1.34	224	16	89.06	727
1.501 to 2.000	1,063	36,437,251.50	10.26	34,277.75	10.155	1.91	221	19	94.98	721
2.001 to 2.500	313	11,571,462.38	3.26	36,969.53	10.516	2.27	222	18	94.94	705
2.501 to 3.000	193	6,708,725.75	1.89	34,760.24	11.043	2.79	221	19	96.83	688
3.001 to 3.500	32	1,098,046.07	0.31	34,313.94	11.491	3.24	221	19	96.32	691
3.501 to 4.000	68	1,744,791.60	0.49	25,658.70	12.070	3.82	221	19	94.83	685
4.001 to 4.500	13	440,375.01	0.12	33,875.00	12.508	4.26	220	20	94.00	695
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Maximum Loan Rates
Maximum Loan Rates (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
18.000	18	$891,037.95	0.25%	$49,502.11	8.557%	0.31%	221	19	66.91%	760
18.950	6	341,779.80	0.10	56,963.30	9.600	1.35	215	25	84.01	721
21.000	7,921	353,818,185.03	99.65	44,668.37	8.870	0.62	226	14	81.97	734
25.000	1	13,592.62	0.00	13,592.62	8.250	0.00	216	24	100.00	784
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Remaining Term
Remaining Term (Months)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
< 217	591	$21,153,937.04	5.960%	$35,793.46	9.266%	1.02%	215	25	84.24%	735
217 to 228	4,624	199,035,557.96	56.060	43,044.02	9.063	0.81	222	18	82.02	734
229 to 240	2,731	134,875,100.40	37.990	49,386.71	8.523	0.27	234	6	81.46	733
Total:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Remaining IO Term
Remaining IO Term (Months)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
21 to 40	1,620	$59,658,398.55	16.80%	$36,826.17	9.308%	1.06%	217	23	84.47%	736
41 to 60	2,847	121,509,876.95	34.22	42,679.97	8.830	0.58	229	11	82.66	731
81 to 100	791	35,423,904.09	9.98	44,783.70	9.067	0.82	218	22	81.59	736
101 to 120	2,688	138,472,415.81	39.00	51,515.04	8.665	0.41	229	11	80.31	735
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Origination Year
Origination Year	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
2003	1	$102,371.79	0.03%	$102,371.79	8.250%	0.00%	201	39	78.24%	745
2004	1,551	57,844,253.78	16.29	37,294.81	9.369	1.12	217	23	85.33	733
2005	4,074	179,505,431.61	50.56	44,061.23	8.946	0.70	224	16	81.22	734
2006	2,320	117,612,538.22	33.12	50,695.06	8.507	0.26	234	6	81.38	734
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

FICO Score
FICO Score	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
600-649	400	$18,706,073.42	5.27%	$46,765.18	9.321%	1.07%	225	15	81.86%	635
650-659	219	9,797,142.67	2.76	44,735.81	9.313	1.06	225	15	84.74	655
660-669	271	12,004,593.44	3.38	44,297.39	9.240	0.99	226	14	81.73	664
670-679	343	15,411,890.88	4.34	44,932.63	9.142	0.89	226	14	81.88	674
680-689	425	21,236,862.94	5.98	49,969.09	8.991	0.74	228	12	81.33	685
690-699	421	18,795,286.65	5.29	44,644.39	9.145	0.90	226	14	84.56	694
700-709	447	19,891,690.97	5.60	44,500.43	8.943	0.69	226	14	83.13	705
710-719	438	18,982,083.68	5.35	43,338.09	8.822	0.57	227	13	82.73	714
720-729	428	21,092,817.15	5.94	49,282.28	8.877	0.63	226	14	81.55	724
730-739	451	21,850,732.25	6.15	48,449.52	8.779	0.53	226	14	82.94	735
740-749	503	25,798,761.02	7.27	51,289.78	8.795	0.54	226	14	83.58	744
750-759	511	22,026,187.37	6.20	43,104.08	8.779	0.53	227	13	83.31	755
760-769	537	24,693,460.14	6.95	45,984.10	8.691	0.44	226	14	81.62	764
770-779	629	29,059,343.60	8.18	46,199.27	8.727	0.48	227	13	81.86	775
780-789	617	25,116,919.15	7.07	40,708.13	8.741	0.49	226	14	80.87	784
790-799	599	23,876,069.78	6.72	39,859.88	8.677	0.43	226	14	80.81	794
>=800	707	26,724,680.29	7.53	37,800.11	8.584	0.33	224	16	77.47	807
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Original CLTV
Original CLTV (%)	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
<= 50.00	302	$17,472,473.76	4.92%	$57,855.87	8.447%	0.20%	226	14	40.06%	740
50.01 to 55.00	108	5,540,817.57	1.56	51,303.87	8.456	0.21	226	14	53.03	721
55.01 to 60.00	167	10,848,217.26	3.06	64,959.38	8.531	0.28	226	14	58.00	736
60.01 to 65.00	196	11,618,482.70	3.27	59,277.97	8.416	0.17	227	13	62.59	735
65.01 to 70.00	281	16,994,340.76	4.79	60,478.08	8.436	0.19	226	14	67.67	741
70.01 to 75.00	437	24,886,036.90	7.01	56,947.45	8.453	0.20	226	14	73.02	738
75.01 to 80.00	1,365	73,677,184.26	20.75	53,975.96	8.416	0.17	225	15	78.90	740
80.01 to 85.00	359	15,125,155.37	4.26	42,131.35	8.683	0.43	229	11	82.96	725
85.01 to 90.00	2,325	90,472,882.33	25.48	38,913.07	8.763	0.51	228	12	89.21	735
90.01 to 95.00	1,019	32,491,678.43	9.15	31,885.85	9.663	1.41	225	15	94.41	721
95.01 to 100.00	1,387	55,937,326.06	15.75	40,329.72	9.879	1.63	223	17	99.57	730
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Lien Position
Lien Position	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
1st Lien	159	$12,242,542.55	3.45%	$76,997.12	8.493%	0.24%	226	14	60.35%	747
2nd Lien	7,787	342,822,052.85	96.55	44,024.92	8.883	0.63	226	14	82.71	734
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Purpose of HELOC
Purpose	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Purchase	1,687	$ 62,200,978.21	17.52%	$36,870.76	9.229%	0.98%	226	14	91.54%	734
Rate/term refinance	481	17,344,876.20	4.88	36,060.03	8.922	0.67	224	16	82.14	736
Cash out refinance	5,778	275,518,740.99	77.60	47,684.10	8.785	0.53	226	14	79.76	734
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Documentation Type
Documentation Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Full	6,024	$238,575,822.24	67.19%	$39,604.22	9.026%	0.78%	225	15	84.77%	733
Stated Income	1,901	115,476,394.53	32.52	60,745.08	8.550	0.30	228	12	76.02	736
SISA	21	1,012,378.63	0.29	48,208.51	8.335	0.09	238	2	89.91	754
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Property Type Distribution
Property Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Single Family	5,738	$253,539,400.30	71.41%	$44,186.02	8.838%	0.59%	226	14	80.78%	734
Planned Unit Develop.	1,675	82,631,915.81	23.27	49,332.49	8.916	0.67	226	14	84.93	733
Condominium	494	16,493,510.92	4.65	33,387.67	9.120	0.87	225	15	86.55	735
High Rise Condo	3	114,297.64	0.03	38,099.21	10.469	2.22	217	23	100.00	718
2-4 Family	36	2,285,470.73	0.64	63,485.30	8.780	0.53	226	14	67.96	727
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

	Occupancy Type
Occupancy Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Primary Residence	7,710	$341,773,910.61	96.26%	$44,328.65	8.876%	0.63%	226	14	82.37%	734
Second Residence	162	9,314,764.58	2.62	57,498.55	8.773	0.52	228	12	72.00	735
Investor Property	74	3,975,920.21	1.12	53,728.65	8.556	0.31	232	8	68.43	742
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

State Distribution
State	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Alabama	13	$565,901.76	0.16%	$43,530.90	8.939%	0.69%	224	16	88.56%	733
Arizona	344	16,196,037.87	4.56	47,081.51	8.843	0.59	227	13	84.00	742
Arkansas	17	357,295.42	0.10	21,017.38	9.244	0.99	227	13	89.28	726
California	1,092	76,449,946.60	21.53	70,009.11	8.660	0.41	225	15	76.55	735
Colorado	171	7,606,146.47	2.14	44,480.39	8.913	0.66	225	15	83.21	752
Connecticut	41	2,769,332.53	0.78	67,544.70	8.488	0.24	226	14	80.88	742
Delaware	67	2,747,002.55	0.77	41,000.04	8.672	0.42	228	12	76.97	735
District of Columbia	23	1,389,763.55	0.39	60,424.50	8.946	0.70	229	11	79.96	720
Florida	221	13,502,633.84	3.80	61,097.89	8.730	0.48	229	11	76.95	722
Georgia	275	10,339,122.55	2.91	37,596.81	9.179	0.93	226	14	89.73	731
Hawaii	42	2,442,373.43	0.69	58,151.75	8.597	0.35	229	11	75.25	734
Idaho	269	9,732,008.65	2.74	36,178.47	9.009	0.76	228	12	84.77	739
Illinois	137	4,536,574.27	1.28	33,113.68	8.907	0.66	226	14	83.94	735
Indiana	213	5,765,683.42	1.62	27,068.94	9.332	1.08	225	15	89.33	728
Iowa	20	509,307.23	0.14	25,465.36	9.720	1.47	222	18	90.84	713
Kansas	144	3,912,481.29	1.10	27,170.01	9.314	1.06	224	16	91.74	737
Kentucky	72	2,084,122.78	0.59	28,946.15	8.943	0.69	225	15	82.06	742
Louisiana	9	308,980.62	0.09	34,331.18	9.312	1.06	226	14	90.33	725
Maine	126	3,813,655.82	1.07	30,267.11	8.948	0.70	225	15	82.39	732
Maryland	469	20,351,495.32	5.73	43,393.38	8.933	0.68	226	14	82.92	727
Massachusetts	241	12,910,207.91	3.64	53,569.33	8.739	0.49	225	15	74.92	735
Michigan	312	7,837,893.89	2.21	25,121.45	9.211	0.96	224	16	88.84	735
Minnesota	51	1,987,353.29	0.56	38,967.71	9.269	1.02	226	14	86.06	736
Mississippi	7	203,680.43	0.06	29,097.20	9.511	1.26	221	19	90.54	716
Missouri	298	7,052,448.70	1.99	23,665.94	9.251	1.00	224	16	87.30	740
Montana	27	1,036,879.57	0.29	38,402.95	8.684	0.43	227	13	78.05	716
Nebraska	68	1,524,254.60	0.43	22,415.51	9.211	0.96	225	15	92.45	754
Nevada	278	14,296,732.51	4.03	51,427.10	8.763	0.51	225	15	78.12	740
New Hampshire	81	3,081,693.01	0.87	38,045.59	8.949	0.70	225	15	77.23	727
New Jersey	190	8,997,690.09	2.53	47,356.26	8.569	0.32	229	11	75.26	728
New Mexico	96	4,331,010.92	1.22	45,114.70	9.043	0.79	225	15	83.81	744
New York	58	4,096,393.24	1.15	70,627.47	8.664	0.41	226	14	76.94	727
North Carolina	194	5,966,824.49	1.68	30,756.83	9.270	1.02	225	15	89.14	722
Ohio	92	2,693,880.07	0.76	29,281.31	9.446	1.20	225	15	91.83	714
Oklahoma	18	736,045.42	0.21	40,891.41	9.429	1.18	219	21	92.52	718
Oregon	326	13,808,403.25	3.89	42,357.07	8.896	0.65	227	13	86.60	734
Pennsylvania	296	9,568,219.52	2.69	32,325.07	9.143	0.89	225	15	84.80	723
Rhode Island	61	2,304,150.82	0.65	37,772.96	9.072	0.82	223	17	78.64	747
South Carolina	59	2,464,750.12	0.69	41,775.43	9.016	0.77	226	14	85.54	738
South Dakota	2	44,070.88	0.01	22,035.44	8.296	0.05	233	7	81.41	758
Tennessee	89	3,412,821.70	0.96	38,346.31	8.884	0.63	229	11	84.58	718
Texas	9	567,744.26	0.16	63,082.70	8.358	0.11	224	16	61.65	764
Utah	182	10,108,315.19	2.85	55,540.19	8.717	0.47	230	10	85.00	737
Vermont	1	33,442.88	0.01	33,442.88	10.750	2.50	217	23	80.00	684
Virginia	435	21,869,634.20	6.16	50,275.02	8.918	0.67	226	14	84.14	730
Washington	672	27,423,362.86	7.72	40,808.58	8.875	0.63	227	13	85.92	741
West Virginia	10	343,421.85	0.10	34,342.19	8.874	0.62	227	13	85.58	727
Wisconsin	24	911,622.29	0.26	37,984.26	8.912	0.66	228	12	81.07	721
Wyoming	4	71,781.47	0.02	17,945.37	8.804	0.55	233	7	90.90	753
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).

FTN Financial

Collateral Statistics

Origination Channel
Channel	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
Correspondent	133	$7,480,833.31	2.11%	$56,246.87	9.168%	0.92%	222	18	79.01%	723
Cross Sell	2	239,871.45	0.07	119,935.73	8.162	-0.09	215	25	99.16	675
Mcguire	25	1,125,446.92	0.32	45,017.88	9.045	0.80	216	24	90.90	731
Memphis Direct	1	48,197.06	0.01	48,197.06	8.250	0.00	215	25	79.96	631
NSS	430	17,962,130.77	5.06	41,772.40	8.528	0.28	225	15	84.30	726
Retail	5,621	230,708,455.04	64.98	41,044.02	8.852	0.60	226	14	81.89	736
Wholesale	1,734	97,499,660.85	27.46	56,228.18	8.951	0.70	226	14	81.70	732
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

Appraisal Type
Appraisal Type	Number of Loans	Current Balance	% of Total Balance	Avg Balance	Gross WAC	Gross Margin	Remaining Term (Months)	Age (Months)	CLTV	FICO
1004 (Full Appraisal)	3,692	$182,347,321.44	51.36%	$49,389.85	8.848%	0.60%	228	12	83.01%	731
2055 Exterior	140	5,387,223.38	1.52	38,480.17	9.240	0.99	217	23	82.90	734
2055 Exterior (Drive-By)	577	30,072,091.86	8.47	52,118.01	8.714	0.46	228	12	81.31	741
2055 Interior/Exterior	2,177	76,595,625.83	21.57	35,184.03	9.218	0.97	221	19	84.54	733
AVM	1,360	60,662,332.89	17.08	44,604.66	8.537	0.29	228	12	75.65	741
Totals:	7,946	$355,064,595.40	100.00%	$44,684.70	8.870%	0.62%	226	14	81.94%	734

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the “Offering Document”). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by FTN Financial. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. FTN Financial makes no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).